EXHIBIT 11

                      METROMEDIA INTERNATIONAL GROUP, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  THREE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                1999              1998
                                                              ---------         --------
Loss per common share--Basic (A):
  Continuing operations.....................................  $ (51,547)        $(19,349)
  Cumulative convertible preferred stock dividend
    requirement.............................................     (3,752)          (3,752)
                                                              ---------         --------
  Continuing operations attributable to common stock
    shareholders............................................    (55,299)         (23,101)
  Discontinued operations...................................    (12,776)              --
                                                              ---------         --------
  Net loss attributable to common stock shareholders........  $ (68,075)        $(23,101)
                                                              =========         ========
Weighted average common stock shares outstanding during the
  period....................................................     69,172           69,076
                                                              =========         ========

Loss per common share--Basic:
  Continuing operations.....................................  $   (0.80)        $  (0.33)
  Discontinued operations...................................      (0.18)              --
                                                              ---------         --------
  Net loss..................................................  $   (0.98)        $  (0.33)
                                                              =========         ========

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                1999              1998
                                                              ---------         --------
Loss per common share--Basic (A):
  Continuing operations.....................................  $ (74,424)        $(64,501)
  Cumulative convertible preferred stock dividend
    requirement.............................................    (11,256)         (11,256)
                                                              ---------         --------
  Continuing operations attributable to common stock
    shareholders............................................    (85,680)         (75,757)
  Discontinued operations...................................    (12,776)           5,267
                                                              ---------         --------
  Net loss attributable to common stock shareholders........  $ (98,456)        $(70,490)
                                                              =========         ========

Weighted average common stock shares outstanding during the
  period....................................................     69,149           68,900
                                                              =========         ========

Loss per common share--Basic:
  Continuing operations.....................................  $   (1.24)        $  (1.10)
  Discontinued operations...................................      (0.18)            0.08
                                                              ---------         --------
  Net loss..................................................  $   (1.42)        $  (1.02)
                                                              =========         ========

------------------------

(A) In calculating diluted earnings per share, no potential shares of common stock are to be included in the computation of diluted earnings per share when a loss from continuing operations available to common stockholders exists. For the three and nine months ended September 30, 1999 and 1998, the Company had a loss from continuing operations.